Exhibit 10.1

AMENDMENT NO. 5 TO MERGER AGREEMENT

This Amendment No. 5 dated as of September 9, 2021 (the “Amendment”) to the Merger Agreement (the “Merger Agreement”), dated as of October 10, 2020, by and among Hudson Capital Inc. (f/k/a China Internet Nationwide Financial Services Inc.), a British Virgin Islands corporation (“Parent”), Hudson Capital Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”), Hudson Capital Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), Freight App, Inc. (fka FreightHub Inc.), a Delaware corporation (the “Company”), and ATW Master Fund II, L.P., a Delaware limited partnership, as the representative of the stockholders of the Company (the “Stockholders’ Representative”), as amended. All capitalized terms used, but not otherwise defined herein, have the meanings given to them in the Merger Agreement.

Preliminary Statement

WHEREAS, pursuant to Section 14.2 of the Merger Agreement, the Merger Agreement may be amended in a writing signed by Parent, Purchaser, Merger Sub, the Company and the Stockholders’ Representative; and

WHEREAS, Parent, Purchaser, Merger Sub, the Company and the Stockholders’ Representative desire to amend the Merger Agreement to reflect changes agreed among the Parties and to clarify certain terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The reference to “September 9, 2021” in Section 13.1(a) is hereby deleted and replaced with “March 31, 2022”.

2. Each Party hereby acknowledges and reaffirms all of its rights and obligations under the Merger Agreement. The Company acknowledges and agrees to abide by all of the covenants related to the conduct of business set forth in the Merger Agreement during the period beginning on the date of the execution of the Merger Agreement and ending on the Closing Date (the “Interim Period”). Similarly, Parent acknowledges and agrees to be bound and abide by all of the same obligations relating to the conduct of business set forth in the Merger Agreement during the Interim Period.

3. Except as expressly provided in this Amendment, the Merger Agreement shall remain in full force and effect, and all references to “this Agreement” in the Merger Agreement shall mean the Merger Agreement as further amended by this Amendment.

4. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed and delivered by each of the parties hereto. Counterpart signature pages to this Amendment may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed and delivered as of the day and year first above written.

Parent:

Hudson Capital Inc. (f/k/a China Internet Nationwide Financial Services Inc.)

By:	/s/ Warrant Wang
Name:	Warren Wang
Title:	CEO
Date:	9/9/2021

Purchaser/Redomestication Surviving Corporation:

Hudson Capital Merger Sub I Inc.

By:	/s/ Warren Wang
Name:	Warren Wang
Title:	CEO
Date:	9/9/2021

Merger Sub:

Hudson Capital Merger Sub II Inc.

By:	/s/ Warren Wang
Name:	Warren Wang
Title:	CEO
Date:	9/9/2021

Company/Surviving Corporation:

freight APP, Inc.

By:	/s/ Paul Freudenthaler
Name:	Paul Freudenthaler
Title:	CFO

Stockholders’ Representative:

ATW Master Fund II, L.P.

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	CEO